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                                                                               1

                                                                     Exhibit 1.1


                                     SHARES

                                 SOHU.COM INC.

                                  COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT

                                                                July [   ], 2000


Credit Suisse First Boston Corporation
 As Representative of the Several U.S. Underwriters,
  Eleven Madison Avenue,
   New York, N.Y. 10010-3629.

Credit Suisse First Boston (Hong Kong) Limited
 As Representative of the Several International Managers,
  13/F, Three Exchange Square,
    8 Connaught Place Central
       Hong Kong

Dear Sirs:

     1. Introductory. Sohu.com Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Underwriters (as defined below) shares of its common stock, par value $0.001 per share ("Securities"). It is understood that, subject to the conditions hereafter stated: (a) shares of Securities (the "U.S. Firm Securities") will be sold to the several U.S. Underwriters named in Schedule A hereto (the "U.S. Underwriters") in connection with the offering (the "U.S. Offering") and sale of such U.S. Firm Securities in the United States and Canada to United States and Canada Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith) and (b) shares of Securities (the "International Firm Securities") will be sold to the several International Managers named in Schedule B hereto (the "International Managers") in connection with the offering (the "International Offering") and sale of such International Firm Securities outside the United States and Canada to persons other than United States and Canada Persons. Credit Suisse First Boston Corporation shall act as representative (the "U.S. Representative") of the several U.S. Underwriters, and Credit Suisse First Boston (Hong Kong) Limited shall act as representative (the "International Representative" and, together with the
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U.S. Representative, the "Representatives") of the several International
Managers. The U.S. Underwriters and International Managers are hereinafter collectively referred to as the "Underwriters".

     In addition, as set forth below, the Company proposes to issue and sell:
(a) to the U.S. Underwriters at the option of the U.S. Underwriters, an aggregate of not more than additional shares of Securities (the "U.S. Optional Securities"), and (b) to the International Managers, at the option of International Managers, an aggregate of not more than additional shares of Securities (the "International Optional Securities").

     The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. Securities"; the International Firm Securities and International Optional Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities"; the U.S. Optional Securities and the International Optional Securities are hereinafter called the "Optional Securities"; and the U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". As part of the Offering contemplated by this Agreement, Donaldson, Lufkin & Jenrette Securities Corporation, the "Designated Underwriter" has agreed to reserve out of the Firm Securities purchased by it under this Agreement up to shares for sale to the Company's strategic partners, consultants and friends and family of its officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     To provide for the coordination of their activities, the U.S. Underwriters and the International Managers have entered into an Agreement Between U.S. Underwriters and International Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.
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     The Company hereby agrees with the several Underwriters as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
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          (a) A registration statement (No. 333-96137) relating to the Offered
     Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement
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     as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the published rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
     Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, none of such documents, will include
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     any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, license and use its properties and other assets and conduct its current and proposed businesses as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the People's Republic of China (the "PRC") through Sohu ITC Information Technology (Beijing) Co. Ltd., a subsidiary of the Company (the "Subsidiary").

          (d) The Subsidiary is a wholly-owned subsidiary of the Company and is duly qualified to do business in the PRC and in all other jurisdictions in which its ownership, leasehold, license and use of property or other assets or the conduct of its business requires such qualification. The Subsidiary has been duly organized and is an existing corporation under the laws of the PRC with full power and authority (corporate and other) to own, lease, license and use its properties and other assets and conduct its current and proposed businesses as described in the Prospectus and is validly existing as a wholly-foreign owned enterprise with limited liability and a wholly-owned subsidiary of the Company under the laws of the PRC and its business license is in full force and effect; the Subsidiary has been duly qualified as a foreign investment enterprise under the laws of PRC; the Articles of Association of the Subsidiary comply with the requirements of applicable PRC law and are in full force and effect; the Subsidiary is the only subsidiary of the Company.

          (e) All of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and all such capital stock is owned by the Company free from liens, encumbrances and defects.

          (f) The Offered Securities and all other outstanding shares of common stock of the Company have been duly authorized; all outstanding shares of common stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus in all material respects; and the stockholders of the Company have no preemptive rights with respect to the Securities.
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          (g) All the outstanding shares of Series A Preferred Stock, Series B
     Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company (collectively, the "Preferred Stock") have been duly authorized and validly issued and are fully paid and nonassessable and conform to the descriptions thereof contained in the Prospectus in all material respects; all the shares of common stock of the Company issuable upon the mandatory conversion of the Preferred Stock as described in the Prospectus have been duly authorized; and, prior to or concurrently with the Closing, all the Preferred Stock will be converted into common stock of the Company and all such shares of common stock will be validly issued and fully paid and nonassessable.

     [conversion price issue]

          (h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this Offering.

          (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (j) The Securities have been approved for listing on The Nasdaq Stock Market's National Market ("Nasdaq National Market"), subject to notice of issuance.

          (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court (including, without limitation, the China Securities Regulatory Commission ("CSRC")) is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws, all of which have been obtained.

          (l) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their properties, or (ii) any agreement or instrument
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     to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the properties of the Company or the Subsidiary is subject, or (iii) the charter or by-laws or other governing instruments of the Company or the Subsidiary, except in the case of (ii), where such breach, violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations of the Company and the Subsidiary, taken as a whole ("Material Adverse Effect") and the Company has full power and authority to authorize, issue and sell the Offered Securities, as contemplated by this Agreement.

          (m) This Agreement has been duly authorized, executed and delivered by the Company.

          (n) Except as disclosed in the Prospectus, the Company and the Subsidiary have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and the Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (o) The Company and the Subsidiary possess adequate licenses, consents, authorization, approvals, orders, certificates, franchises, clearances, qualifications, concessions or permits (collectively, the "Consents") of and from, and have made all declarations and filings with, all courts and governmental agencies or bodies necessary to conduct their current and proposed businesses as described in the Prospectus, such Consents contain no materially burdensome restrictions or conditions not described in the Registration Statement or the Prospectus; neither the Company nor the Subsidiary has any reason to believe that any regulatory body is considering modifying in any material respect, suspending or revoking any such Consents and each of the Company and the Subsidiary is in compliance with the provisions of all such Consents in all material respects; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Consent that, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

          (p) No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company or the Subsidiary, is imminent that might individually or in the aggregate have a Material Adverse Effect.

          (q) The Company and the Subsidiary own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to
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     inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and, except as disclosed in the Prospectus, have not received any notice of infringement of or conflict with asserted rights of others with respect to the intellectual property rights that, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

          (r) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Subsidiary or any of their respective properties that, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the knowledge of the Company or the Subsidiary, no such actions, suits or proceedings are threatened or contemplated.

          (s) The unaudited pro forma consolidated financial statements as of December 31, 1999 and March 31, 2000 included in the Registration Statement and the Prospectus (the "pro forma financial statements") fairly the financial position of the Company and the Subsidiary as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (t) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiary taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (u) The Company is not and, after giving effect to this Offering and the sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.
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          (v) The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on the Subsidiary's equity interest, or from transferring any of the Subsidiary's property or assets to the Company, except as described in or contemplated by the Prospectus; all dividends and other distributions declared and payable upon the equity interests in the Subsidiary to the Company may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Registration Statements and the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC and, except as disclosed in the Registration Statements and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC, except such as have been obtained;

          (w) The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses and the value of their respective properties and as are customary for companies engaged in similar businesses in similar industries.

          (x) The Company and the Subsidiary have filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof, and no tax deficiency has been determined adversely to the Company or the Subsidiary which has had (nor does the Company or the Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or the Subsidiary, might individually or in the aggregate have) a Material Adverse Effect.

          (y) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

          (z) The Company has not offered, or caused any Underwriter to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or the Subsidiary to alter the customer's or supplier's level or type of business with the Company or the Subsidiaries or (i) a trade journalist or publication to write or publish favorable information about the Company, the Subsidiary or any of their products or services.
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          (aa) Neither the Company nor the Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of US$ per share, the respective numbers of shares of the Firm Securities set forth opposite the names of the Underwriters in Schedules A and B hereto.

     The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in U.S. dollars in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of the Company, at the office of Cravath, Swaine & Moore, at 9:00 A.M., New York time, on July [ ], 2000 or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the applicable Representative requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the U.S. Underwriters may purchase all or less than all of the U.S. Optional Securities and the International Managers may purchase all or less than all of the International Optional Securities at the purchase price per Security to be paid for the corresponding U.S. Firm Securities and International Firm Securities.

     The Optional Securities to be purchased by the U.S. Underwriters or the International Managers on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the U.S. Underwriters and the International Managers on such Optional Closing Date as the U.S. Firm Securities
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bear to all the Firm Securities and the International Firm Securities bear to all the Firm Securities.

     The Company agrees to sell to the Underwriters such Optional Securities and the Underwriters agree, severally and not jointly to purchase such Optional Securities. Such U.S. Optional Securities or International Optional Securities as the case may be, shall be purchased for the account of each U.S. Underwriter or International Manager, as applicable, in the same proportion as the number of shares of the U.S. Firm Securities or International Firm Securities, as applicable, set forth opposite such U.S. Underwriter's or International Manager's name bears to the total number of shares of the U.S. Firm Securities or International Firm Securities, (subject to adjustment by CSFBC to eliminate fractions), as the case may be, and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of Underwriters to the Company. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of CSFBC's instructions to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase the Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to CSFBC, drawn to the order of the Company, at the office of Cravath, Swaine & Moore. The certificates for the Optional Securities will be in definitive form, in such denominations and registered in such names as the applicable Representative requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of [ ] at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Subparagraph (1) (or, if applicable and if consented to by CSFBC,
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                                                                              13



     subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any U.S. Underwriter or International Manager, or will make such filing at such later date as shall have been consented to by CSFBC.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's prior consent; which consent may not be unreasonably withheld and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendments or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time prior to the expiration of two years after the time of issue of the Prospectus, a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the Offered Securities, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC reasonably requests. The Prospectus shall be so furnished in New York City on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and the laws of such other countries as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other public information concerning the Company as CSFBC may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement for any filing fees and other expenses (including, without limitation, fees and disbursements of its counsel, accountants, registrar and transfer agent) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC reasonably designates and the printing of memoranda relating thereto, the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, applicable listing or other fees, including without limitation, those payable to the Commission and the fees for quotation of the Offered Securities on the

     Nasdaq National Market, any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. In addition to the foregoing, the Company will reimburse CSFBC on the First Closing Date for all out-of-pocket expenses, including without limitation, all travel and accommodation expenses, but excluding the fees and disbursement of U.S. and local counsel to the Underwriters, that shall have been incurred by them in connection with this Offering, in addition to the costs and expenses to be paid by the Company pursuant to the foregoing provisions of this Section 5(h). Such amount may be deducted from the purchase price for the Offered Securities set forth in Section 3. In addition to the foregoing, CSFBC, on behalf of the Underwriters, on the First Closing Date, will pay to the Company the sum of US$[ ] as a non-accountable reimbursement of the Company's out-of-pocket expenses in connection with the Offering.

          (i) For a period of 180 days after the date of this Agreement, the Company will not (a) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or (b) enter into any transaction which would have the same effect, or enter into any swap hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of its Securities or other securities in cash or otherwise, or (c) publicly disclose the intention to do any of the above in each case without the prior written consent of CSFBC, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and, issuances of Securities pursuant to the exercise of such options.

          (j) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such Securities for such period of time.

          (k) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

          Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

               (iii)on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the
               Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulation or any material modification should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants and for the period from the closing date of the latest available income statement read by such accountants to a specified date not more than three business days prior to the date of this Agreement, there were any decreases in consolidated total revenue or increases in operating loss, net loss or net loss attributable to common stockholders, as compared with the corresponding period of the previous year.

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur and which are described in such letter; and

               (iii) on the basis of a reading of the pro forma financial statements; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and the Subsidiary subject to the internal controls of the

          Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, and (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter or International Manager, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in the United States, PRC or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters (including the Representatives), be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (ii) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or the Subsidiary which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq National Market, or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over- the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York or the PRC authorities; or (v) any outbreak or escalation of major hostilities in which the United States or the PRC is involved, any declaration of war by the United States Congress or the PRC or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion and letter, dated such Closing Date, of Sullivan & Cromwell, special U.S. counsel for the Company, a form of which is attached hereto as Exhibit A.

          (e) The Representatives shall have received an opinion dated , 2000(1) and such Closing Date, of TransAsia Lawyers, PRC counsel for the Company, a form of which is attached hereto as Exhibit B.

          (f) The Representatives shall have received from Cravath, Swaine & Moore, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received an opinion dated , 20001 and such Closing Date, of Commerce and Finance Law Offices, PRC counsel for the Underwriters, a form of which is attached hereto as Exhibit B, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiary taken as a whole except as set forth in or contemplated by the Prospectus and as described in such certificate.

          (i) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

----------
(1)Note to TransAsia and Commerce & Finance: the opinion will first be delivered to the Underwriters prior to printing the preliminary prospectus.

          (j) Each officer, director and preferred shareholder of the Company named in Schedule C shall have furnished to the Representatives a letter substantially in the form of Appendix A and each such letter shall be in full force and effect on the Closing Date.

          [(k) Concurrent with or subsequent to the execution and delivery of this Agreement, a 2.6-for-one stock split as approved by the board of the Company on June [21], 2000 and described in the Prospectus has become effective.]

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The applicable Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, who controls such Underwriter within the meaning of Section 5 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectuses, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the applicable Representative specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection
(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter. The Company agrees to indemnify and hold harmless the

Underwriters and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the "Designated Entities"), from the against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted primarily from the bad faith or gross negligence of the Designated Entities.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectuses, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information relating to sales to discretionary accounts contained in the seventh paragraph under the caption "Underwriting".

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in
Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of the Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of the Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to the Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the

Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv), or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to
(a) the U.S. Representative, Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, (b) to the International Representative at 13/F, Three Exchange Square, 8 Connaught Place, Central, Hong Kong. Attention: and (c) , if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2 Bright China Chang An Building, Beijing 100005, China, Attention:
Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. The U.S. Representative will act for the several U.S. Underwriters and the International Representative will act for the several International Managers, in each case, in connection with this financing. Any action under this Agreement taken by the U.S. Representative will be binding upon all the U.S. Underwriters. Any action under this Agreement taken by the International Representative will be binding upon all International Managers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.





                                             Very truly yours,

                                             SOHU.COM INC.

                                             By
                                               ......................
                                                   [Insert  title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON CORPORATION
     BOCI ASIA LIMITED
     DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
     UBS AG, acting through its financial services group UBS WARBURG


     By Credit Suisse First Boston Corporation

     By
       ......................
          [Insert  title]


     CREDIT SUISSE FIRST BOSTON (HONG KONG) LIMITED
     BOCI ASIA LIMITED
     DONALDSON, LUFKIN & JENRETTE ASIA LIMITED
     UBS AG, acting through its financial services group UBS WARBURG


     By Credit Suisse First Boston (Hong Kong) Limited

     By
       ......................
          [Insert  title]

                                   SCHEDULE A

                                                                Number of
                                                            Firm Securities

                    U.S. Underwriter

Credit Suisse First Boston Corporation
BOCI Asia Limited
Donaldson, Lufkin & Jenrette Securities Corporation
UBS AG, acting through its financial services group UBS
Warburg

                                                            ---------------
     Total

                                   SCHEDULE B


                                                                Number of
                                                            Firm Securities

                    International Manager

Credit Suisse First Boston (Hong Kong) Limited
BOCI Asia Limited
Donaldson, Lufkin & Jenrette Asia Limited
UBS AG, acting through its financial services group UBS
Warburg                                                      ---------------


     Total
                                                             ===============

                                   SCHEDULE C

           LIST OF OFFICERS, DIRECTORS AND THE PREFERRED SHAREHOLDERS
                                       OF
                                  THE COMPANY

Charles Zhang
Edward Roberts
James McGregor
George Chang
Mary Ma
Thomas Gurnee
Alan Li
Victor Koo
Edwin Chan
Gary Zhao
Xin Ye
Brant Binder
Nicholas Negroponte
Maxtech Enterprises Limited
Intel Corporation
Harrison Enterprises, Inc.
PTV-China, Inc.
Dow Jones & Company
Hikari Tsushin, Inc.
Legend New-Tech Investment Limited
Internet Creations Limited

                                   APPENDIX A

Form of the lock-up agreement for each executive officer, director and preferred shareholder



                                                               July [   ], 2000


Sohu.com Inc.
 7 Jianguomen Nei Avenue, Suite 1519
   Tower 2 Bright China Chang An Building
     Beijing 100005, People's Republic of China

Credit Suisse First Boston Corporation
 As Representative of the Several Underwriters
   Eleven Madison Avenue
     New York, N.Y. 10010-3629

Credit Suisse First Boston (Hong Kong) Limited
 As Representative of the Several Managers,
   13/F, Three Exchange Square,
     8 Connaught Place Central
       Hong Kong

Ladies and Gentlemen:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for shares of common stock, par value $0.001 per share (the "SECURITIES") of Sohu.com Inc. (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. In connection with any existing registration rights, the undersigned also waives any right or rights he, she or it may have to receive notice from the Company of any proposed registration of the Company's securities under the securities laws of the United States contemplated at any time from the date hereof until 180 days after the Public Offering Date.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

       This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2000.

                 Very truly yours,


                 --------------------------------------------------------------
                 Name of executive officer, director, or preferred shareholder]

                                   EXHIBIT A

                      [Form of Sullivan & Cromwell opinion]

             [Currently being negotiated with Sullivan & Cromwell]

                                    EXHIBIT B

                    [Form of PRC counsel regulatory opinion]

       [Currently being negotiated with TransAsia and Commerce & Finance]